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                                                                     Exhibit 11A


                           PacifiCare Health Systems, Inc.

                Computation of Net Income per Share of Common Stock -
                                       Primary

               (Dollars and shares in thousands, except per share data)

                                                           Three months ended
                                                               December 31,
                                                        ------------------------
                                                            1996        1995
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Shares outstanding at the beginning of the period          31,292       30,945

Weighted average number of shares issued during
  the period in connection with the exercise of
  stock options                                                 3           39

Dilutive shares issuable, net of shares assumed to
  have been purchased (at the average market price)
  for treasury with assumed proceeds from the
  contingent exercise of stock options and
  registered equity purchase contracts                        505          664
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Total shares -- primary                                    31,800       31,648
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Net income                                              $  31,757    $  27,979
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Primary earnings per share                              $    1.00    $    0.88
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